Exhibit 11

                             CAREMATRIX CORPORATION

                 STATEMENT RE COMPUTATION OF PER SHARE EARNINGS

                                                                         Quarter Ended
                                                                         -------------
                                                               June 30, 1997       June 30, 1996
                                                               -------------       -------------
Weighted average primary shares outstanding
-------------------------------------------
Weighted average number of common shares
    assumed to be outstanding during the period                   17,114,292          10,000,000

Assumed conversion of preferred stock                                 23,327                  --

Assumed exercise of stock options                                    295,344                  --

Assumed conversion of debt                                                --                  --

Assumed exercise of warrants                                              --                  --
                                                                  ----------          ----------
                                                                  17,432,963          10,000,000
                                                                  ==========          ==========


Weighted average fully-diluted shares outstanding
-------------------------------------------------
Weighted average number of common shares
    assumed to be outstanding during the period                   17,114,292          10,000,000

Assumed conversion of preferred stock                                 23,327                  --

Assumed exercise of stock options                                    410,291                  --

Assumed conversion of debt                                           133,333                  --

Assumed exercise of warrants                                              --                  --
                                                                  ----------          ----------
                                                                  17,681,243          10,000,000
                                                                  ==========          ==========


Note: This calculation is presented in accordance with Item 602 of Regulation S-K although it is not required by APB Opinion No. 15.

                                                                      Exhibit 11

                             CAREMATRIX CORPORATION

                 STATEMENT RE COMPUTATION OF PER SHARE EARNINGS

                                                                      Six Months Ended
                                                                      ----------------
                                                              June 30, 1997       June 30, 1996
                                                              -------------       -------------
Weighted average primary shares outstanding
-------------------------------------------
Weighted average number of common shares
    assumed to be outstanding during the period                  17,112,135          10,000,000

Assumed conversion of preferred stock                                24,157                  --

Assumed exercise of stock options                                   235,804                  --

Assumed conversion of debt                                               --                  --

Assumed exercise of warrants                                             --                  --
                                                                 ----------          ----------
                                                                 17,372,096          10,000,000
                                                                 ==========          ==========


Weighted average fully-diluted shares outstanding
-------------------------------------------------
Weighted average number of common shares
    assumed to be outstanding during the period                  17,112,135          10,000,000

Assumed conversion of preferred stock                                24,157                  --

Assumed exercise of stock options                                   383,524                  --

Assumed conversion of debt                                           66,666                  --

Assumed exercise of warrants                                             --                  --
                                                                 ----------          ----------
                                                                 17,586,482          10,000,000
                                                                 ==========          ==========


Note: This calculation is presented in accordance with Item 602 of Regulation S-K although it is not required by APB Opinion No. 15.